UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

CG Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41925	37-1611499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive Suite 2040
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 409-3700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CGON	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial and Accounting Officer

On November 10, 2025, Robert Lapetina, interim principal financial and accounting officer of CG Oncology, Inc. (the “Company”) delivered to the Company a notice of resignation from his position as interim principal financial and accounting officer of the Company. Mr. Lapetina’s resignation is effective November 30, 2025.

Appointment of Interim Principal Financial and Accounting Officer

On November 14, 2025, the Company appointed Jim DeTore as principal financial and accounting officer of the Company and entered into a Consulting Agreement (the “Consulting Agreement”) with Monomoy Advisors, LLC for the provision of such principal financial and accounting officer services by Mr. DeTore. Mr. DeTore’s appointment to principal financial and accounting officer of the Company will be effective beginning November 17, 2025. Under the terms of the Consulting Agreement, the Company will pay Monomoy Advisors, LLC $32,000 for the month of November 2025 (prorated to reflect a partial month of services) and a rate of $64,000 for each month of services thereafter. The initial term of the engagement of Mr. DeTore’s services under the Consulting Agreement will be a minimum of three months with the option to extend for an additional three-month period. The Company and Monomoy may terminate the Consulting Agreement (i) in connection with any material breach of the Consulting Agreement by the other party, which material breach is not cured within thirty (30) days of receipt of written notice, or (ii) for any reason upon sixty (60) days prior written notice to the other party.

Mr. DeTore, age 61, will join the Company on November 17, 2025, as interim principal financial and accounting officer, responsible for the Company’s financial and accounting functions. Prior to joining the Company, from June 2021 to June 2025, Mr. DeTore was Chief Financial Officer at Neurogastrx, Inc. Prior to serving at Neurogastrx, from March 2017 to May 2021, Mr. DeTore was an independent consultant providing chief financial officer services to a variety of early and mid-stage biotechnology and pharmaceutical companies, and from August 2016 to February 2017, Mr. DeTore was with Proteostasis Therapeutics, serving as Chief Financial Officer. In addition, from November 2014 to February 2016, Mr. DeTore served as Chief Financial Officer at Bluebird Bio, Inc. Mr. DeTore holds a Bachelor of Science degree and a Master of Business Administration degree from Northeastern University.

Mr. DeTore is eligible to enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. DeTore and any director or executive officer of the Company, and Mr. DeTore is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CG Oncology, Inc.

Date: November 14, 2025	By: /s/ Josh Patterson
Name: Josh Patterson
Title: General Counsel and Chief Compliance Officer